Exhibit 99.1 Financial Statements

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CLOUD STAR CORPORATION

Financial Statements for the Period Ended February 29, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Cloud Star Corporation

We have audited the accompanying balance sheet of Cloud Star Corporation (the “Company”), a development-stage company, as of February 29, 2012 and the related statements of operations, stockholders’ deficit and cash flows for the period from October 17, 2011 (“Inception”) to February 29, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cloud Star Corporation as of February 29, 2012, and the related statements of operations, stockholders’ deficit and cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development- stage which requires working capital to continue to develop, operate and market its products. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ dbbmckennon

May 22, 2012

CLOUD STAR CORPORATION

(A DEVELOPMENT-STAGE COMPANY)

BALANCE SHEET AS OF FEBRUARY 29, 2012

ASSETS
Current assets:
Cash and cash equivalents	$ 13,658
Total current assets	13,658

Website and software	31,279
TOTAL ASSETS	$ 44,937

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accrued liabilities	$ 100
Convertible note payable	100,000
Total current liabilities	100,100

Commitments and contingencies

Stockholders' deficit:
Common stock, $0.0001 par value, 1,000,000 shares authorized;
100,000 shares issued and outstanding	10
Additional paid-in capital	15,090
Deficit accumulated in the development stage	(70,263)
Total stockholders' deficit	(55,163)
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$ 44,937

The accompanying notes are an integral part of the financial statements

CLOUD STAR CORPORATION

(A DEVELOPMENT-STAGE COMPANY)

STATEMENT OF OPERATIONS FOR THE PERIOD FROM

OCTOBER 17, 2011 (“INCEPTION”) TO FEBRUARY 29, 2012

Revenue	$ -

General and administrative	70,163

Loss from operations	(70,163)

Interest expense	(100)

Net loss	$ (70,263)

Weighted average shares basic and diluted	100,000

Weighted average basic and diluted loss
per common share	$ (0.70)

The accompanying notes are an integral part of the financial statements

CLOUD STAR CORPORATION

(A DEVELOPMENT-STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ DEFICIT FROM

OCTOBER 17, 2011 (“INCEPTION”) TO FEBRUARY 29, 2012

				Deficit	Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	During Development	Deficit
Balance at October 17, 2011 (Inception)	-	$ -	$ -	$ -	$ -

Founders shares issued	100,000	10	90	-	100

Contributed services	-	-	15,000	-	15,000

Net loss	-	-	-	(70,263)	(70,263)

Balance at February 29, 2012	100,000	$ 10	$ 15,090	$ (70,263)	$ (55,163)

The accompanying notes are an integral part of the financial statements

CLOUD STAR CORPORATION

(A DEVELOPMENT-STAGE COMPANY)

STATEMENT OF CASH FLOW FROM

OCTOBER 17, 2011 (“INCEPTION”) TO FEBRUARY 29, 2012

Cash flows from operating activities:
Net loss	$ (70,263)
Adjustments to reconcile net loss to net cash
used in operating activities:
Contributed services	15,000
Changes in operating assets and liabilities:
Accrued liabilities	100
Net cash used in operating activities	(55,163)

Cash flows from investing activities:
Internally developed software	(31,279)
Net cash used in investing activities	(31,279)

Cash flows from financing activities:
Proceeds from founders shares	100
Proceeds from convertible note payable	100,000
Net cash provided by financing activities	100,100

Net change in cash	13,658
Cash, beginning of period	-
Cash, end of period	$ 13,658

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of the financial statements

CLOUD STAR CORPORATION

(A DEVELOPMENT-STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

Note 1 – Organization and Business

Cloud Star Corporation (the “Company”), a development-stage company , was incorporated in the State of Nevada on October 17, 2011 (“Inception”) with operations in Mission Viejo, CA. The Company’s Chief Executive Officer assigned its rights and interests in technology named “The VirtualKey Desktop Solution” (the “MyComputerKey”). The Company’s principal business has been the research and development (“R&D”) of the MyComputerKey. We are currently developing the software infrastructure and interface with the internet.

The MyComputerKey provides a simple and secure platform for enterprise customers and government agencies of all sizes to access their desktop infrastructure through the internet often referred to as the cloud. Our product offers a person access to their desktop from any location, at any time, with no configuration requirements and no administration effort. A user inserts the MyComputerKey into a PC or Mac USB port to gain instant access directly to their desktop that is familiar and pre-configured to their business needs. The user’s own desktop image with a standardized operating system, business and productivity applications, and related security safeguards is available from any corporate or remote site.

Note 2 – Summary of Significant Accounting Policies

Year End

The Company elected to use a fiscal year that ends on the last day of February.

Basis of Presentation and Going Concern Considerations

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. We are a development-stage company under Accounting Standards Codification (“ASC”) 915 - Development Stage Entities with no commercial revenues achieved to date. The Company has incurred net losses of approximately $70,263 since inception. The Company currently has limited liquidity, and no revenue generating activities. These factors raise substantial doubt about our ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

We anticipate that the Company will be dependent, for the foreseeable future, on additional capital to fund further development of our infrastructure and to fund operations until such time we have sufficient revenues to meet our cost structure. We have received $100,000 in funding through February 29, 2012, together with a commitment to receive an additional $400,000 in equity financing through the issuance of five (5) percent of the Company’s common stock after the merger. We will need additional capital as we launch our products in the marketplace. In light of our efforts, there are no assurances that the Company will be successful in obtaining sufficient capital to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. If unsuccessful, the Company may have to curtail operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Intangible Assets

The Company recognizes intangible assets when the following criteria are met: 1) the asset is identifiable, 2) the Company has control over the asset, 3) the cost of the asset can be measured reliably, and 4) it is probable that economic benefits will flow to the Company.

Website Development Costs

Website development costs are for the development of the Company's Internet website. These costs have been capitalized when acquired and installed, and are being amortized over its estimated useful life of three years on a straight line basis. The Company accounts for these costs in accordance with ASC 340 – Other Assets and Deferred Costs, which specifies the appropriate accounting for costs incurred in connection with the development and maintenance of websites. At February 29, 2012, the Company owned a website costing approximately $10,000 which has an estimated useful life of three (3) years.  Because the website is not yet fully completed or utilized, depreciation has not commenced as of February 29, 2012.

Internally Developed Software

Computer software development costs are expensed as incurred, except for internal use software development costs that qualify for capitalization as described below, and include compensation and related expenses, costs of computer hardware and software, and costs incurred in developing features and functionality.

The Company accounts for the costs of computer software obtained or developed for internal use in accordance with ASC 350, Intangibles – Goodwill and Other. Accordingly, the Company expenses costs incurred in the preliminary project and post implementation stages of software development and capitalizes costs incurred in the application development stage and costs associated with significant enhancements to existing internal use software applications. Costs incurred related to less significant modifications and enhancements, as well as maintenance are expensed as incurred. At February 29, 2012 the Company capitalized purchased software for $21,000, which has an estimated useful life of three (3) years.

Long-Lived Assets

We review the recoverability of our long-lived assets, such as plant and equipment and intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset or asset group may not be recoverable. When impairment indicators are present, we compare estimated undiscounted future cash flows, including the eventual disposition of the asset group at market value, to the assets’ carrying value to determine if the asset group is recoverable. For an asset group that fails the test of recoverability, the estimated fair value of long-lived assets is determined using an “income approach.” We assess the recoverability of the carrying value of long-lived assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. If there is an impairment, a loss is recorded to reflect the difference between the assets’ fair value and carrying value.

 Convertible Notes Payable

The Company accounts for convertible notes payable under ASC 470-20 – Debt with Conversion and Other Options, which requires issuers to assess whether or not an embedded conversion feature is required to be separately accounted for as a derivative liability for liability and equity components and if the conversion feature is beneficial to the holder.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification 605, Revenue Recognition (formerly Staff Accounting Bulletin No. 104).  Accordingly, the Company will recognize revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured.  At the time of purchase of the basic key and the annual registration of the hosting service, the Company will defer up-front payments received and record revenues on a straight-line basis over the hosting period, generally one year.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740 - Income Taxes, which requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carry forwards. Tax law and rate changes are reflected in income in the period such changes are enacted. The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. The Company includes interest and penalties related to income taxes, including unrecognized tax benefits, within the provision for income taxes.

The Company’s income tax returns are based on calculations and assumptions that are subject to examination by the Internal Revenue Service and other tax authorities. In addition, the calculation of the Company’s tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. While the Company believes it has appropriate support for the positions taken on its tax returns, the Company regularly assesses the potential outcomes of examinations by tax authorities in determining the adequacy of its provision for income taxes. The Company continually assesses the likelihood and amount of potential adjustments and adjusts the income tax provision, income taxes payable and deferred taxes in the period in which the facts that give rise to a revision become known.

Research and Development Costs

Research and development costs are charged to expense as incurred. There were no research and development costs during the period ended February 29, 2012.

Advertising Costs

All advertising costs will be expensed as incurred. There were no advertising costs incurred since inception.

Share-Based Payments

The Company accounts for stock options issued to employees under ASC 718 - Share-Based Payment (“ASC 718”). Under ASC 718, share-based compensation cost to employees is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee's requisite vesting period.

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505 - Equity. The fair value of the option issued or committed to be issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to stock-based compensation expense and credited to additional paid-in capital.

Basic Loss per Common Share

Basic loss)per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are 50,000 common shares related to convertible notes outstanding as of February 29, 2012, which are excluded because they are considered anti-dilutive.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

• Level 1 - Observable inputs such as quoted prices in active markets;

• Level 2 - Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

• Level 3 - Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. The Company reviews the fair value hierarchy classification on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

As of February 29, 2012, the Company does not have any level 1, 2, or 3 assets or liabilities. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and convertible notes payable. Fair values for these items were assumed to approximate carrying values because of their short term in.,

Concentrations of Credit Risk

The Company maintains its cash accounts in a commercial bank. The total cash balances held in a commercial bank are secured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000, although on January 1, 2014 this amount is scheduled to return to $100,000 per depositor, per insured bank. At times, the Company may have cash deposits in excess of federally insured limits.

Risks and Uncertainties

The Company's operations are subject to new innovations in product design and function. Significant technical changes can have an adverse effect on product lives and sustainability within the market. Design and development of new products and continuing development of existing products are important elements to achieve and maintain profitability in the Company's industry segment. The Company may be subject to federal, state and local environmental laws and regulations. The Company does not anticipate expenditures to comply with such laws and does not believe that regulations will have a material impact on the Company's financial position, results of operations, or liquidity. The Company believes that its operations comply, in all material respects, with applicable federal, state, and local environmental laws and regulations.

Recent Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, Fair Value Measurements (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, (“ASU 2011-04”). ASU 2011-04 expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. This new guidance is to be applied prospectively. This guidance will be effective for us beginning January 1, 2012. We anticipate that the adoption of this standard will not materially affect our financial statements.

In September 2011, FASB issued Accounting Standards Update No. 2011-08, Intangibles - Goodwill and Other (Topic 350): Testing Goodwill for Impairment. This update simplifies how an entity tests goodwill for impairment. It provides an option to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Given this option, an entity no longer would be required to calculate the fair value of a reporting unit unless the entity determines, based on that qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments will be effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. Adoption of this standard will not have a material impact on the Company’s consolidated results of operations and financial condition.

In December 2011, the FASB issued Accounting Standards Update No. 2011-11 Disclosures about Offsetting Assets and Liabilities. The Standard requires additional disclosure to help the comparability of US GAAP and IFRS financial statements. The new standards are effective for annual and interim periods beginning January 1, 2013. Retrospective application is required. The guidance concerns disclosure only and will not have an impact on our financial position or results of operations.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Except for the ASUs listed above, those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company.

Note 3 – Convertible Note Payable

During January and February 2012, the Company received advances from, and had expenses paid on its behalf by, Leeward Ventures totaling $100,000 since Inception through February 29, 2012 to fund software and website development, and provide working capital. During this time period, such funds were intended to be a part of a larger equity investment. . The note pays interest at 1% per annum, is due on or about August 9, 2012, and is convertible into approximately 1% of Cloud Star, or in effect 1,000,000 shares of common stock of Accend Media.

On February 9, 2012, as modified, the Company entered into a written agreement with Leeward Ventures to provide an additional $400,000 of working capital. In return, Leeward Ventures will receive 4,000,000 shares of common stock of Accend Media held by two shareholders of Accend Media - see Note 8. The controlling party of Leeward Ventures was elected to the board of directors of Accend Media upon the close of the merger.

Note 4 – Commitments and Contingencies

Operating Lease

On February 23, 2012, the Company entered into an operating lease for its corporate office for a period of six months for $800 per month.

Note 5 – Stockholders’ Deficit

Authorizations and Designations

As of February 29, 2012, the Company has 1,000,000 shares of common stock authorized, having a par value of $0.0001 per share.

Common Stock

During the period from Inception to February 29, 2012, the Company issued 100,000 shares to one individual for $100 of consideration. These shares were considered founders shares and accordingly, were recorded at par value with the excess over par value recorded to additional paid-in capital.

Contributed Capital

During the period from Inception to February 29, 2012, services were provided by the Company’s Chief Executive Officer (“CEO”). In consideration for services, the Company paid two months of salary at $7,500 per month in cash, and two months unpaid. Unpaid services are considered contributed service to the Company. The fair value of contributed services totaled $15,000 and has been recognized in the accompanying statement of stockholders’ deficit as contributed services, and statement of operations as general and administrative.

Note 6 – Related Party Transactions

See Note 4 for preliminary employment agreement services with the Company’s Chief Executive Officer.

See Note 5 for contributed capital by the Company’s Chief Executive Officer.

Note 7 – Income Taxes

The Company had no estimated state tax liability at February 29, 2012.  There is no current provision or liability for federal reporting purposes, and no deferred income tax expense is recorded since the deferred tax assets have been recorded as discussed below. Minimum annual income taxes in California are $800 and the income tax rate in the state is 8.84%.

The Company's deferred tax assets consist solely of net operating loss (NOL) carry forwards of approximately $55,000 at February 29, 2012. The Company will not deduct $15,000 of contributed services recorded in these financial statements. For federal tax purposes these carry forwards expire in 20 years beginning in 2032 and for the State of California purposes they expire in five years beginning in 2017. A full valuation allowance was recorded for deferred tax assets of $22,000 related to the NOL’s as it cannot be determined if the assets will be ultimately used to offset future income, if any. During the period ended February 29, 2012, the valuation allowance increased $22,000. The difference between the federal statutory rate of approximately 34% and the effective rate of zero is due to contributed services by the Company’s Chief Executive Officer and the increase in the Company valuation allowance.

Due to the recent inception of the Company, there have been no United States Federal or State tax returns filed and accordingly, there are no returns subject to examination by the United States Internal Revenue Service or California Franchise Tax Board.

Note 8 – Subsequent Events

On May 22, 2012, the Company entered into an Acquisition Agreement and Plan of Merger to be acquired by Accend Media. Cloud Star and Accend Media filed Articles of Merger with the Nevada Secretary of State, whereby, Accend Media will be the surviving corporation.